UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	June 23, 2014

Marsh & McLennan Companies, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-5998	36-2668272
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1166 Avenue of the Americas, New York, NY	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	212 345-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¢	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¢	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¢	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¢	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

On June 23, 2014, Mercer, a wholly-owned subsidiary of Marsh & McLennan Companies, Inc., issued a press release announcing that it had entered into a definitive agreement to acquire a 34% stake in South Africa-based Alexander Forbes Group Holdings Limited (Alexander Forbes). Mercer will also have representation on Alexander Forbes' board of directors, contributing its strategic expertise and global perspective in the areas of health, retirement, and investments. Alexander Forbes provides a range of services to institutional and retail clients that align closely with Mercer’s global business.
Alexander Forbes principally focuses on employee benefits and investment solutions for institutional clients, and financial well-being and retail financial solutions for individual clients. Services include retirement funds and investment consulting, actuarial and administration services, employee risk benefits and healthcare consulting, multi-manager investments solutions, and personal lines and business insurance.
This transaction is conditional upon the listing of Alexander Forbes on the Johannesburg Stock Exchange and other customary closing conditions, including the receipt of requisite regulatory approvals.
A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits
99.1    Press release issued by Mercer on June 23, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARSH & McLENNAN COMPANIES, INC.
By:	/s/ Lucy Fato
Name:	Lucy Fato
Title:	Deputy General Counsel & Corporate Secretary

Date:    June 25, 2014

EXHIBIT INDEX

Exhibit No.        Exhibit

99.1	Press release issued by Mercer on June 23, 2014.

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